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Exhibit 5.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-231548 on Form F-10 of our report dated February 24, 2017, relating to the 2016 consolidated financial statements (before the effects of the adjustments to retrospectively apply ASU 2016-18 adopted in 2017 as discussed in Note 2(f) to the consolidated financial statements of Enerplus Corporation and subsidiaries (which report expresses an unmodified / unqualified opinion and includes an other matter paragraph regarding the retrospective adjustments reflected on such financial statements)) appearing in the Annual Report on Form 40-F of Enerplus Corporation for the year ended December 31, 2018.

/s/ Deloitte LLP

Chartered Professional Accountants
Calgary, Canada
May 23, 2019

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  Exhibit 5.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM